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                                                                    EXHIBIT 6


                          STOCKHOLDER SUPPORT AGREEMENT


               STOCKHOLDER SUPPORT AGREEMENT dated as of August 4, 1997 (this "Agreement"), by and between the undersigned stockholder (the "Stockholder") of Showscan Entertainment Inc., a Delaware corporation (the "Company"), and Iwerks Entertainment, Inc., a Delaware corporation (the "Parent"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

               WHEREAS, as of the date hereof, the Stockholder owns of record and beneficially an aggregate of 25,000 shares of Series C Convertible Preferred Stock, par value $0.001 per share ("Company Preferred Stock") of the Company (such shares of Company Preferred Stock, together with any other voting or equity securities of the Company hereafter acquired by the Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares").

               WHEREAS, concurrently with the execution of this Agreement, the Company, the Parent and IWK-1 Merger Corporation, a Delaware corporation and a wholly owned subsidiary of the Parent ("Merger Sub"), are entering into an Agreement and Plan of Reorganization (as the same may be amended or modified at any time and from time to time, in accordance with the terms thereof, the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the "Merger");

               WHEREAS, the Board of Directors of the Company has approved this Agreement within the meaning of Section 203(a)(1) of the Delaware General Corporation Code (the "DGCL"); and

               WHEREAS, as a condition to the willingness of the Parent to enter into the Merger Agreement, the Parent has requested that the Stockholder agree, and in order to induce the Parent to enter into the Merger Agreement, the Stockholder is willing to agree, to vote for the Merger, upon the terms and subject to the conditions set forth herein.

               NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

               Section 1. Voting of Shares. The Stockholder hereby agrees that, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, the Stockholder will vote all of the Shares (a) in favor of adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement and (b) in favor of any other matter necessary to consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of the Company (or any class thereof). The Stockholder acknowledges receipt and review of a copy of the Merger Agreement.




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               Section 2. Transfer of Shares. From and after the date hereof until the earlier of any termination of this Agreement in accordance with the terms hereof or the Effective Time, the Stockholder will not, directly or indirectly, (a) sell, assign, transfer, pledge, encumber or otherwise dispose of any of the Shares, (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer or other disposition of any Company Common Stock or Company Preferred Stock.

               Section 3. Irrevocable Proxy.

                              (a) The Stockholder hereby appoints Roy A. Wright
and Bruce Hinckley, their successors or any other designee of Parent, the sole and exclusive and true and lawful proxy, agent and attorney-in-fact of the Stockholder, with full power of substitution and resubstitution, to vote or to execute and deliver written consents or otherwise act with respect to all of the Shares, as fully, to the same extent and with the same effect as the Stockholder might or could do under any applicable laws or regulations governing the rights and powers of stockholders of a Delaware corporation, but only in connection with the approval of the Merger Agreement and the Merger and such other matters as may be necessary to effectuate the transactions contemplated under the Merger Agreement (the "Merger Matters") and only in the event the Stockholder does not vote on the Merger Matters, or any of them.

                              (b) The Stockholder shall execute such additional
documents and take such additional actions as Parent may reasonably request to effectuate or further secure and protect the rights of Parent under this Section 3.

                              (c) Parent and the Stockholder intend that this
proxy is coupled with an interest in the Shares, and, as a result, this proxy shall be irrevocable until the date this proxy terminates as provided in Section 3(e) hereof, whereupon it shall automatically lapse.

                              (d) The Stockholder hereby revokes any other proxy
or proxies to act and vote on behalf of any and all Shares now or hereafter owned by the Stockholder, and hereby ratifies and confirms all acts and votes that the proxy specified herein may lawfully perform by virtue of this authorization.

                              (e) This proxy shall terminate and shall be
revoked upon termination of this Agreement pursuant to Section 5 hereof.

               Section 4. Waiver of Dissenters Rights. The Stockholder hereby waives its rights to dissent in connection with the transactions contemplated by the Merger Agreement with respect to any of its shares of Company Preferred Stock.

               Section 5. Termination. This Agreement shall terminate (a) upon any termination of the Merger Agreement in accordance with the terms thereof or
(b) in the event that



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the Board of Directors of the Company shall withdraw or modify in any manner materially adverse to the Parent its approval or recommendation of the Merger Agreement or the Merger.

               Section 6. Miscellaneous.

                              (a) This Agreement constitutes the entire
agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

                              (b) If any term or other provision of this
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

                              (c) This Agreement shall be governed by and
construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

                              (d) Notwithstanding anything herein to the
contrary, the covenants and agreements set forth herein shall not prevent any of the Stockholder's designees, partners or affiliates serving on the Board of Directors of the Company from taking any action, subject to and in conformity with the applicable provisions of the Merger Agreement, while acting in such capacity as a director of the Company.

                              (e) This Agreement may be executed in
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                              (f) The Stockholder acknowledges that Parent's
rights hereunder are unique and that it will not have adequate remedies at law for the Stockholder's failure to perform its obligations hereunder. Accordingly, it is agreed that Parent shall have the right to specific performance and equitable injunctive relief for the enforcement of such obligations in addition to all other available remedies at law or in equity.




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               IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be duly executed as of the date first written above.

                                    PARENT:
                                    Iwerks Entertainment, Inc.,
                                    a Delaware corporation


                                    By: /s/ Roy A. Wright
                                       ---------------------------------
                                       Name:  Roy A. Wright
                                       Title: President and Chief
                                              Executive Officer



                                    STOCKHOLDER:
                                    United Artists Theatre Circuit, Inc.


                                    By:   /s/ Ralph E. Hardy
                                       ----------------------------------
                                    Name:     Ralph E. Hardy
                                    Title:    Executive Vice President
                                              and General Counsel